UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2007
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

259 North Radnor-Chester Road, Suite 100, Radnor, PA		19087-5283
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (610) 687-5253
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
     On May 8, 2007, pursuant to a stockholder rights plan (the “Rights Agreement”), dated as of May 8, 2007, between Airgas, Inc. (the “Company”) and The Bank of New York, as Rights Agent (the “Rights Agent”), the Board of Directors (the “Board”) of the Company declared a dividend distribution of one preferred stock purchase right (a “Right” and collectively, the “Rights”) for each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of the Company to stockholders of record at the close of business on May 25, 2007 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one ten-thousandth (1/10,000th) of a share of Series C Junior Participating Preferred Stock, par value $0.01 per share (the “Preferred Stock”) (or in certain circumstances, cash, property, or other securities of the Company), at a Purchase Price of $230.00, subject to adjustment (the “Purchase Price”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as defined below).
     The rights (the “April 1997 Rights”) previously issued under a stockholder rights plan, dated as of April 1, 1997, between the Company and the Rights Agent, expired by their terms on April 1, 2007 and are no longer in effect. As a result, the April 1997 Rights may not be exercised.
     The following summary of the principal terms of the Rights Agreement is a general description only and is qualified in its entirety by reference to the detailed terms and conditions set forth in the Rights Agreement. Capitalized terms used but not otherwise defined herein will have meanings given such terms in the Rights Agreement. A copy of the Rights Agreement (which Rights Agreement includes as Exhibits the Form of Certificate of Designations for the Preferred Stock, the Form of Right Certificate and the Summary of Rights) is attached hereto as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Rights Evidenced by Common Stock Certificates; Distribution Date
     Initially, the Rights will be evidenced by the certificates representing shares of Common Stock then outstanding, and no separate Right Certificates will be distributed. In general, the Rights will separate from the Common Stock and become exercisable upon the earlier of (i) ten calendar days following a public announcement or disclosure that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 15% (or 20% in the case of Peter McCausland or certain of his affiliates) or more of the outstanding shares of Common Stock (the “Stock Acquisition Date”) and (ii) ten business days or a later date as is determined by the Board after the commencement of, or first public announcement of an intention to commence, a tender offer or exchange offer that would result in a person or group beneficially owning 15% (or 20%, as the case may be) or more of such outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”).
     Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain in accordance with the Rights Agreement a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.
Expiration of Rights; Issuance of Rights Certificates
     The Rights are not exercisable until the Distribution Date and will expire at the close of business on May 8, 2017, unless earlier redeemed or exchanged by the Company as described below.
     As soon as practicable after the Distribution Date, Right Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and thereafter, the separate Right Certificates alone will represent the Rights. Except as otherwise provided by the Rights Agreement or determined by the Board, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

Right to Purchase Company Common Shares
     In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding the foregoing, following the occurrence of such an event or any other Triggering Event (as defined below), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.
Right to Purchase Acquiring Company Shares
     After the Stock Acquisition Date, in the event that (i) the Company consolidates or merges with any other person, and the Company is not the surviving corporation, (ii) any person engages in a share exchange, consolidation or merger with the Company where the outstanding shares of Common Stock of the Company are exchanged for securities, cash or property of the other person and the Company is the surviving corporation or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, proper provision will be made so that each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events set forth in this paragraph and the preceding paragraph are referred to as the “Triggering Events.”
Adjustments to Prevent Dilution
     The Purchase Price payable, and the number of shares of Common Stock or other securities, cash or property issuable, upon exercise of the Rights are subject to customary adjustments from time to time to prevent dilution in the event of certain changes in the shares of the Company. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to an increase or decrease of at least 1% in the Purchase Price.
Redemption
     In general, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (subject to adjustment), at any time before to the earlier of (i) the close of business on the day a person becomes an Acquiring Person and (ii) the close of business of the expiration date of the Rights. Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.0001 redemption price.
Exchange Provision
     At any time after a person becomes an Acquiring Person (but before such Acquiring Person owns 50% or more of the Company’s outstanding Common Stock), the Board may exchange the then outstanding and exercisable Rights (other than those owned by an Acquiring Person), for shares of Common Stock, each Right being exchangeable for one share of Common Stock, subject to adjustment.
No Shareholders’ Rights Prior to Exercise
     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Amendment of the Rights Agreement
     Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board prior to the earliest of (i) the Distribution Date or (ii) a Triggering Event. After the first to occur of such events, the provisions of the Rights Agreement may be amended without the approval of any holders of Rights Certificates (x) to cure any ambiguity or to correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with the other provision contained therein, or (y) to make any other changes or provisions in regard to matters or questions arising thereunder which the Company may deem necessary or desirable; provided, however, that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person, or any Affiliate or Associate of an Acquiring Person), and no such supplement or amendment may cause the Rights again to become redeemable at such time as the Rights are not then redeemable or cause the Rights Agreement again to become amendable other than as provided for in the Rights Agreement.
Certain Anti-Takeover Effects
     The Rights are not intended to prevent a takeover of the Company and will not do so; however the Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board and without conditioning the offer on a substantial number of Rights being acquired. Accordingly, the existence of the Rights may deter certain acquirers from making takeover proposals or tender offers. However, the Rights help ensure that the Company’s stockholders receive fair and equal treatment in the event of any proposed takeover of the Company. The execution of the Rights Agreement by the Company is not in response to any specific takeover threat or proposal, but is a precaution taken to protect the rights of the Company’s stockholders.
Item 3.03. Material Modification to Rights of Security Holders
     Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board approved a Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series C Junior Participating Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of the State of Delaware and became effective on May 8, 2007. The Certificate of Designation is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference. The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.
Item 9.01. Financial Statements & Exhibits
     (d) Exhibits.
3.1	Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series C Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of May 8, 2007, between Airgas, Inc. and The Bank of New York, as Rights Agent, which includes as Exhibits thereto the Form of Certificate of Designation, the Form of Right Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

99.1	Press Release, dated May 8, 2007, issued by Airgas, Inc.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGAS, INC. (Registrant)
Date: May 10, 2007	By:	/s/ Thomas M. Smyth
Thomas M. Smyth
Vice President-Controller

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Designation of the Voting Powers, Designation, Preferences and Relative, Participating, Optional or Other Special Rights and Qualifications, Limitations and Restrictions of the Series C Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of May 8, 2007, between Airgas, Inc. and The Bank of New York, as Rights Agent, which includes as Exhibits thereto the Form of Certificate of Designation, the Form of Right Certificate and the Summary of Rights attached thereto as Exhibits A, B and C, respectively.

99.1	Press Release, dated May 8, 2007, issued by Airgas, Inc.